Exhibit 5.1

June 1, 2020

InspireMD, Inc.

4 Menorat Hamaor St.

Tel Aviv, Israel 6744832

Re:	InspireMD, Inc. — Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to InspireMD, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-1, Registration No. 333-238247, under the Securities Act of 1933, as amended (the “Securities Act”), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 13, 2020, as thereafter amended or supplemented (the “Registration Statement”). The Registration Statement relates to the registration of the proposed offer and sale of (i) common stock units (the “Stock Units”), with each Stock Unit consisting of (A) one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock” and each such share of Common Stock, a “Share” and collectively, the “Shares”), and (B) one Series F warrant (each, a “Stock Series F Warrant,” and collectively, the “Stock Series F Warrants”) to purchase a share of Common Stock (the shares issuable upon exercise of the Stock Series F Warrants, the “Stock Series F Warrant Shares”) and (ii) units (the “Pre-Funded Units” and together with the Stock Units, the “Units”), with each Pre-Funded Unit consisting of (A) one pre-funded warrant (“Pre-Funded Warrants”), to purchase one share of Common Stock (the shares issuable upon exercise of the Pre-Funded Warrants, the “Pre-Funded Warrant Shares”), and (B) one Series F Warrant (the “Additional Series F Warrants” and the shares issuable on exercise thereof, the “Additional Series F Warrant Shares.” The Stock Series F Warrants and Additional Series F Warrants are collectively referred to as the “Series F Warrants,” and the Stock Series F Warrant Shares, Pre-Funded Warrant Shares, and Additional Series F Warrant Shares are collectively referred to as the “Warrant Shares”. The Shares, Series F Warrants, Pre-Funded Warrants and Warrant Shares are collectively referred to as the “Securities.” The proposed maximum aggregate offering price for the Units is $ 24,150,000 .

In rendering the opinion set forth herein, we have examined (i) the Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and Restated Bylaws of the Company, (ii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement, the authorization and issuance of the Securities and related matters, (iii) the Registration Statement and certain exhibits thereto, (iv) a certificate executed by an officer of the Company, dated as of the date hereof, (v) the form of the Pre-Funded Warrant, (vi), form of the Series F Warrants, (vii) the form of Underwriting Agreement to be entered into with A.G.P./Alliance Global Partners and with the other underwriters named on Schedule 1 attached thereto (the “Underwriting Agreement”) and (viii) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, digitally transmitted, or photostatic copies and the authenticity of the originals of such copies. As to certain matters of fact, both expressed and implied, we have relied upon representations, statements or certificates of officers of the Company.

For purposes of the opinions set forth below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of any Shares and/or Warrant Shares offered pursuant to the Registration Statement, the total number of issued Shares, together with the total number of shares of such stock reserved for issuance upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized Shares under the Certificate of Incorporation, as amended and then in effect.

On the basis of our examination as described above, we are of the opinion that:

1.	When the Underwriting Agreement has been duly executed and delivered by the respective parties thereto and the Shares have been issued and delivered in accordance with the Underwriting Agreement against payment in full of the consideration payable therefor as determined by the Board of Directors of the Company or a duly authorized committee thereof and as contemplated by the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

2.

When the Underwriting Agreement has been duly executed and delivered by the respective parties thereto and the Units, Series F Warrants and Pre-Funded Warrants have been issued and delivered in accordance with the Underwriting Agreement against payment in full of the consideration payable therefor as determined by the Board of Directors of the Company or a duly authorized committee thereof and as contemplated by the Underwriting Agreement, the Units, the Series F Warrants and Pre-Funded Warrants will be valid and legally binding obligations of the Company.

3.

When the Underwriting Agreement has been duly executed and delivered by the respective parties thereto and the Series F Warrants have been issued and delivered in accordance with the Underwriting Agreement against payment in full of the consideration payable therefor, as determined by the Board of Directors of the Company or a duly authorized committee thereof and as contemplated by the Underwriting Agreement, the Stock Series F Warrant Shares and Additional Series F Warrant Shares, as applicable, will have been duly authorized, and if, as and when issued in accordance with the terms of the Series F Warrants (including payment by the holder of the Series F Warrants for the Stock Series F Warrant Shares and Additional Series F Warrant Shares, as applicable, being issued) will be validly issued, fully paid and non-assessable.

4.

When the Underwriting Agreement has been duly executed and delivered by the respective parties thereto, and the Pre-Funded Warrants have been issued and delivered in accordance with the Underwriting Agreement against payment in full of the consideration payable therefor as determined by the Board of Directors of the Company or a duly authorized committee thereof and as contemplated by the Underwriting Agreement, the Pre-Funded Warrant Shares will have been duly authorized, and if, as and when issued in accordance with the terms of the Pre-Funded Warrants (including payment by the holder of the Pre-Funded Warrants for the Pre-Funded Warrant Shares being issued), will be validly issued, fully paid and non-assessable.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws.

Our opinion is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States, and we express no opinion with respect to the laws of any other jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein after the Registration Statement has been declared effective by the Securities and Exchange Commission.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and to the use of this Firm’s name therein and in the Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Schwell, Wimpfheimer & Associates LLP
Schwell, Wimpfheimer & Associates LLP